Radio and Outdoor
------------------
2002 Financial
Information
(Dollars in millions)
                                Three Months Ended,             Year Ended
		   -------------------------------------------  ----------
                   March 31,  June 30,   September   December   December 31,
RADIO                                        30,        31,        2002
----------	   --------   ---------  ---------   --------   ----------

Revenues           $ 451.3    $ 565.8     $ 539.2     $ 565.3    $ 2,121.6

Operating Income   $ 189.7    $ 278.9     $ 259.0     $ 280.0    $ 1,007.6

Depreciation &
Amortization       $   7.8    $   8.2     $   7.4     $   7.4    $    30.8

EBITDA (1)         $ 197.5    $ 287.1     $ 266.4     $ 287.4    $ 1,038.4


OUTDOOR
---------
Revenues           $ 348.2    $ 423.3     $ 429.0     $ 433.0     $ 1,633.5

Operating Income   $  25.6    $  71.5     $  63.0     $  57.9     $   218.0

Depreciation &
Amortization       $  50.9    $  50.6     $  51.2     $  52.9     $   205.6

EBITDA (1)         $  76.5    $ 122.1     $ 114.2     $ 110.8     $   423.6


(1) EBITDA is defined as operating income before depreciation and amortization